As filed with the U.S. Securities and Exchange Commission on March 8, 2024.

Registration No. 333-274840

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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AMENDMENT No. 3
To

Form F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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GREEN GIANT ENTERPRISE INC.
(Exact name of registrant as specified in its charter)

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British Virgin Islands	6500	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6 Xinghan Road, 19th Floor, Hanzhong City,
Shaanxi Province, PRC 723000
+(86) 091 — 62622612
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Puglisi & Associates
850 Library Avenue
Suite 204
Newark, Delaware 19711
Tel: (302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Joan Wu Esq.
Hunter Taubman Fischer & Li, LLC
950 Third Avenue, 19th Floor
New York, NY 10022
Tel: (212) 530-2208
Facsimile: (212) 202-6380

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Approximate date of commencement of proposed sale of the securities to the public

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction: Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

Green Giant Enterprise Inc. (the “Registrant”) is filing this Amendment No. 3 (the “Amendment”) to its Registration Statement on Form F-4 (File No. 333-274840) as an exhibit-only filing to file exhibits 8.1, 23.2 and 99.1 and restate the list of exhibits set forth in Item 21 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the registration Statement, including the signature page and the exhibit index, and the filed exhibits. The proxy statement/prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.     Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under our Memorandum and Articles of Association, we may indemnify and secure harmless our directors, secretary, other officers, auditors, liquidators and agents against expenses (including legal fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with legal, administrative or investigative proceedings to which they are a party or are threatened to be made a party by reason of their acting as our directors, secretary, officers, auditors, liquidators or agents. To be entitled to indemnification, these persons must not have acted with actual fraud or willful default in any matter on the part of any said persons, and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Item 21.     Exhibits and Financial Statement Schedules

(a)     Exhibits

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 22.     Undertakings

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(3)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, the registrants have been advised that, in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5)    The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(6)    The undersigned registrant hereby undertakes: that for the purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be determined to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(7)    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in People’s Republic of China, on March 8, 2024.

GREEN GIANT ENTERPRISE INC.
By:	/s/ Yuhuai Luo
Name:	Yuhuai Luo
Title:	Principal Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Yuhuai Luo and Rongrong Dai as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any related registration statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Xinping Li	Director	March 8, 2024
Xinping Li
/s/ Jian Zhang	Director	March 8, 2024
Jian Zhang
/s/ Qingfeng Zhou	Director	March 8, 2024
Qingfeng Zhou
/s/ Yuhuai Luo	Principal Executive Officer,	March 8, 2024
Yuhuai Luo	Chairman and Director
/s/ Rongrong Dai	Principal Financial Officer	March 8, 2024
Rongrong Dai

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement in the City of Newark, State of Delaware, March 8, 2024.

PUGLISI & ASSOCIATES
By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

EXHIBIT INDEX

Exhibit Number	Description
2.1+	Form of Agreement and Plan of Merger
3.1+	Amended and Restated Memorandum of Association and Articles of Association of Green Giant Enterprise Inc.
5.1+	Legal Opinion of Harney Westwood & Riegels LP
8.1	Tax opinion of Hunter Taubman Fischer and Li LLC
10.1+	Form of Indemnification Agreement
21.1+	Subsidiaries of Green Giant Enterprise Inc. (incorporated by reference to Exhibit 21.1 of the Company’s Form 10-K filed with the SEC on December 28, 2023)
23.1+	Consent of Harney Westwood & Riegels LP (included in Exhibit 5.1)
23.2	Consent of Wei, Wei & Co., LLP
23.3+	Consent of OneStop Assurance PAC
23.4	Consent of Hunter Taubman Fischer and Li LLC (included in Exhibit 8.1)
23.5+	Consent of Zhejiang Taihang Law Firm
24.1+	Power of Attorney (included on signature page)
99.1	Form of Proxy Card
107+	Filing Fee Table

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*        To be filed by amendment.

+        Previously filed and incorporated by reference